Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES

SECOND QUARTER 2015 RESULTS

➢           2Q15 Reported EPS of $0.68

➢           Adjusted EPS (non-GAAP) of $0.91

➢           2Q15 Net sales declined approximately 6 percent to $1.52 billion

➢           Net sales up approximately 4 percent on organic basis

➢           Repurchased 1.1 million shares for $62 million and paid $66 million in dividends in the first half of 2015

➢           Updated FY15 Reported EPS guidance to $2.82 to $3.02, reflecting loss on sale and exit costs associated with a product line divestiture in 2Q

➢           No change to full year guidance for adjusted EPS growth of 5 to 11 percent

GLENDALE, Calif., July 29, 2015 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its second quarter ended July 4, 2015. All non-GAAP financial measures referenced in this document are reconciled to GAAP in the attached tables. Unless otherwise indicated, the discussion of the company’s results is focused on its continuing operations, and comparisons are to the same period in the prior year.

“I’m pleased to report another solid quarter of progress against our long-term strategic and financial objectives,” said Dean Scarborough, Avery Dennison chairman and CEO. “Sales were up 4 percent on an organic basis, as exceptional performance in Pressure-sensitive Materials offset a decline in Retail Branding and Information Solutions.  Despite the headwind from currency translation, we delivered mid-teens growth in adjusted earnings per share, continued to expand adjusted operating margin, and generated significantly higher cash flow compared to last year.

“Pressure-sensitive Materials delivered great results through the consistent execution of our strategy, leveraging our scale and strengths in innovation, quality, and service across the entire portfolio,” Scarborough added. “Results in Retail Branding and Information Solutions were disappointing. Actions are underway to build a better foundation for long-term profitable growth and value creation in all segments of this business.”

“Overall, I remain confident that the consistent execution of our strategies, including the turnaround in RBIS, will enable us to meet our long-term goals.”

For more details on the company’s results, see the summary table accompanying this news release, as well as the supplemental presentation materials, “Second Quarter 2015 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

Second Quarter 2015 Results by Segment

All references to sales reflect comparisons on an organic basis, which exclude the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in the prior fiscal year. Adjusted operating margin refers to income before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales.

Pressure-sensitive Materials (PSM)

•    PSM sales increased approximately 6 percent. Within the segment, sales of both Label and Packaging Materials and combined Graphics and Performance Tapes increased mid-single digits.

•   Operating margin improved 440 basis points to 11.7 percent as the impact of lower restructuring costs, productivity initiatives, higher volume, and the net benefit from price and raw material input costs more than offset higher employee-related costs. Adjusted operating margin improved 220 basis points.

Retail Branding and Information Solutions (RBIS)

•                 RBIS sales were down approximately 2 percent.

•                 Operating margin declined 420 basis points to 2.6 percent as the impact of higher restructuring charges, costs associated with a product line divestiture, lower sales, and higher employee-related costs was partially offset by the benefit of productivity initiatives. Adjusted operating margin declined 40 basis points.

Other

Share Repurchases

The company repurchased 0.5 million shares in the second quarter of 2015 at an aggregate cost of $28 million.

Income Taxes

The second quarter effective tax rate was 36 percent. The adjusted tax rate for the second quarter was 34 percent, consistent with the anticipated full year tax rate in the low to mid-thirty percent range.

Cost Reduction Actions and Product Line Divestiture

In the second quarter, the company realized approximately $18 million in savings from restructuring, net of transition costs, and incurred restructuring charges of approximately $20 million, most of which represent cash costs.

The company completed the sale of its Europe-based industrial printer product line that resulted in a pre-tax loss which, when combined with related exit costs, totaled approximately $8 million in the second quarter. Full year sales for the business in 2014 were approximately $70 million, with a negligible contribution to operating income.

Outlook

In its supplemental presentation materials, “Second Quarter 2015 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2015 financial results. Based on the factors listed and other assumptions, the company has reduced its previous guidance for 2015 earnings per share by $0.03 to $2.82 to $3.02, reflecting the loss on sale of a product line and related exit costs in the second quarter. Excluding an estimated $0.43 per share for restructuring costs and other items, the company continues to expect adjusted (non-GAAP) earnings per share of $3.25 to $3.45.

Note: Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison (NYSE:AVY) is a global leader in labeling and packaging materials and solutions. The company’s applications and technologies are an integral part of products used in every major market and industry. With operations in more than 50 countries and over 25,000 employees worldwide, Avery Dennison serves customers with insights and innovations that help make brands more inspiring and the world more intelligent. Headquartered in Glendale, California, the company reported sales from continuing operations of $6.3 billion in 2014.  Learn more at www.averydennison.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; worldwide and local economic conditions; fluctuations in currency exchange rates and other risks associated with foreign operations, including in emerging markets; the financial condition and inventory strategies of customers; changes in customer preferences; fluctuations in cost and availability of raw materials; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; the impact of competitive products and pricing; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; integration of acquisitions and completion of potential dispositions; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems, including cyber-attacks or other intrusions to network security; successful installation of new or upgraded information technology systems; data security breaches; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; fluctuations in pension, insurance, and employee benefit costs; the impact of legal and regulatory proceedings, including with respect to environmental, health and safety; changes in governmental laws and regulations; protection and infringement of intellectual property; changes in political conditions; the impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) the impacts of economic conditions on underlying demand for our products and foreign currency fluctuations; (2) competitors’ actions, including pricing, expansion in key markets, and product offerings; and (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume.

For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our 2014 Form 10-K, filed on February 25, 2015 with the Securities and Exchange Commission, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

Beth Hoang (213) 403-0611

beth.hoang@averydennison.com

Investor Relations:

Cynthia S. Guenther (626) 304-2204

investorcom@averydennison.com

Second Quarter Financial Summary - Preliminary, unaudited
(in millions, except % and per share amounts)

	2Q	2Q	% Change vs. P/Y
	2015	2014	Reported	Organic (a)

Net sales, by segment:
Pressure-sensitive Materials	$1,114.1	$1,180.9	(6%)	6%
Retail Branding and Information Solutions	383.8	414.4	(7%)	(2%)
Vancive Medical Technologies	18.1	20.5	(12%)	(1%)
Total net sales	$1,516.0	$1,615.8	(6%)	4%

	As Reported (GAAP)					Adjusted Non-GAAP (b)

	2Q	2Q		% of Sales		2Q	2Q		% of Sales
	2015	2014	% Change	2015	2014	2015	2014	% Change	2015	2014
Operating income (loss) before interest and taxes, by segment:
Pressure-sensitive Materials	$129.8	$86.5		11.7%	7.3%	$136.9	$119.4		12.3%	10.1%
Retail Branding and Information Solutions	10.0	28.3		2.6%	6.8%	30.0	33.9		7.8%	8.2%
Vancive Medical Technologies	(1.4)	(1.7)		(7.7%)	(8.3%)	(0.8)	(1.7)		(4.4%)	(8.3%)
Corporate expense	(22.3)	(20.4)				(22.3)	(20.4)
Total operating income before interest and taxes / operating margin	$116.1	$92.7	25%	7.7%	5.7%	$143.8	$131.2	10%	9.5%	8.1%

Interest expense	$15.3	$15.6				$15.3	$15.6

Income from continuing operations before taxes	$100.8	$77.1	31%	6.6%	4.8%	$128.5	$115.6	11%	8.5%	7.2%

Provision for income taxes	$36.5	$32.7				$43.7	$38.1

Income from continuing operations	$64.3	$44.4	45%	4.2%	2.7%	$84.8	$77.5	9%	5.6%	4.8%

Loss from discontinued operations, net of tax (d)	($1.0)	($1.9)	n/m

Net income	$63.3	$42.5	49%	4.2%	2.6%

Net income (loss) per common share, assuming dilution:

Continuing operations	$0.69	$0.46	50%			$0.91	$0.80	14%

Discontinued operations	(0.01)	(0.02)	n/m

Total Company	$0.68	$0.44	55%

						2015	2014

2Q Free Cash Flow from Continuing Operations (c)						$130.0	$84.6
YTD Free Cash Flow from Continuing Operations (c)						$114.0	$(70.8)

(a)	Percentage change in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in the prior fiscal year.
(b)	Excludes restructuring costs and other items (see accompanying schedules A-2 to A-4 for reconciliation to GAAP financial measures).
(c)

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments. Free cash flow excludes uses of cash that do not directly or immediately support the underlying business, such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures  (e.g., cash flow from discontinued operations, taxes, and transaction costs).

(d)	“Loss from discontinued operations, net of tax” related to the 2013 sale of the Office and Consumer Products business.

AVERY DENNISON

PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)

	Three Months Ended		Six Months Ended

	Jul. 04, 2015	Jun. 28, 2014	Jul. 04, 2015	Jun. 28, 2014

Net sales	$1,516.0	$1,615.8	$3,044.0	$3,165.9

Cost of products sold	1,098.4	1,187.6	2,196.4	2,330.5

Gross profit	417.6	428.2	847.6	835.4

Marketing, general & administrative expense	273.8	297.0	574.7	593.7

Interest expense	15.3	15.6	30.6	31.0

Other expense, net (1)	27.7	38.5	42.0	45.8

Income from continuing operations before taxes	100.8	77.1	200.3	164.9

Provision for income taxes	36.5	32.7	64.4	48.9

Income from continuing operations	64.3	44.4	135.9	116.0

Loss from discontinued operations, net of tax	(1.0)	(1.9)	(1.0)	(2.3)

Net income	$63.3	$42.5	$134.9	$113.7

Per share amounts:

Net income (loss) per common share, assuming dilution

Continuing operations	$0.69	$0.46	$1.46	$1.19

Discontinued operations	(0.01)	(0.02)	(0.01)	(0.02)

Net income per common share, assuming dilution	$0.68	$0.44	$1.45	$1.17

Weighted-average common shares outstanding, assuming dilution	93.0	96.7	92.8	97.3

(1)                 “Other expense, net” for the second quarter of 2015 includes severance and related costs of $16.8, asset impairment and lease cancellation charges of $3.2, and loss on sale of product line and related exit costs of $7.7.

“Other expense, net” for the second quarter of 2014 includes severance and related costs of $35.9, asset impairment charges of $2.6, and loss from curtailment of pension obligation of $.6, partially offset by gain on sale of asset of $.6.

“Other expense, net” 2015 YTD includes severance and related costs of $30.3, asset impairment and lease cancellation charges of $3.6, and loss on sale of product line and related exit costs of $10.3, partially offset by gain on sale of asset of $1.7 and legal settlement of $.5.

“Other expense, net” 2014 YTD includes severance and related costs of $42.9, asset impairment charges of $2.9, and loss from curtailment of pension obligation of $.6, partially offset by gain on sale of asset of $.6.

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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K

We report financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures.  These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures.  These non-GAAP financial measures are intended to supplement presentation of our financial results that are prepared in accordance with GAAP.  Based upon feedback from investors and financial analysts, we believe that supplemental non-GAAP financial measures provide information that is useful to the assessment of our performance and operating trends, as well as liquidity.

Our non-GAAP financial measures exclude the impact of certain events, activities, or strategic decisions.  The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period.  By excluding the accounting effects, both positive and negative, of certain items (e.g., restructuring costs, asset impairments, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, losses from curtailment and settlement of pension obligations, gains or losses on sale of certain assets, and other items), we believe that we are providing meaningful supplemental information to facilitate an understanding of our core operating results and liquidity measures.  These non-GAAP financial measures are used internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing.

We use the following non-GAAP financial measures in the accompanying news release and presentation:

Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in the prior fiscal year.

Adjusted operating margin refers to income from continuing operations before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales.

Adjusted tax rate refers to the anticipated full-year GAAP tax rate adjusted for certain events.

Adjusted income from continuing operations refers to reported income from continuing operations adjusted for tax-effected restructuring costs and other items.

Adjusted EPS refers to reported income from continuing operations per common share, assuming dilution, adjusted for tax-effected restructuring costs and other items.

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments. Free cash flow excludes uses of cash that do not directly or immediately support the underlying business, such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures (e.g., cash flow from discontinued operations, taxes, and transaction costs).

The reconciliations set forth below and in the accompanying presentation are provided in accordance with Regulations G and S-K and reconcile our non-GAAP financial measures with the most directly comparable GAAP financial measures.

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A-3

AVERY DENNISON

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended		Six Months Ended

	Jul. 04, 2015	Jun. 28, 2014	Jul. 04, 2015	Jun. 28, 2014

Reconciliation of Operating Margins:

Net sales	$1,516.0	$1,615.8	$3,044.0	$3,165.9

Income from continuing operations before taxes	$100.8	$77.1	$200.3	$164.9

Income from continuing operations before taxes as a percentage of sales	6.6%	4.8%	6.6%	5.2%

Adjustment:

Interest expense	$15.3	$15.6	$30.6	$31.0

Operating income from continuing operations before interest expense and taxes	$116.1	$92.7	$230.9	$195.9

Operating Margins	7.7%	5.7%	7.6%	6.2%

Income from continuing operations before taxes	$100.8	$77.1	$200.3	$164.9

Adjustments:

Restructuring costs:

Severance and related costs	16.8	35.9	30.3	42.9

Asset impairment and lease cancellation charges	3.2	2.6	3.6	2.9

Other items(1)	7.7	---	8.1	---

Interest expense	15.3	15.6	30.6	31.0

Adjusted operating income from continuing operations before interest expense and taxes (non-GAAP)	$143.8	$131.2	$272.9	$241.7

Adjusted Operating Margins (non-GAAP)	9.5%	8.1%	9.0%	7.6%

Reconciliation of GAAP to Non-GAAP Income from Continuing Operations:

As reported income from continuing operations	$64.3	$44.4	$135.9	$116.0

Non-GAAP adjustments, net of tax:

Restructuring costs and other items(2)	20.5	33.1	24.0	25.2

Adjusted Non-GAAP Income from Continuing Operations	$84.8	$77.5	$159.9	$141.2

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(continued)

AVERY DENNISON

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended		Six Months Ended
	Jul. 04, 2015	Jun. 28, 2014	Jul. 04, 2015	Jun. 28, 2014

Reconciliation of GAAP to Non-GAAP Income per Common Share from Continuing Operations:

As reported income per common share from continuing operations, assuming dilution	$0.69	$0.46	$1.46	$1.19

Non-GAAP adjustments per common share, net of tax:

Restructuring costs and other items(2)	0.22	0.34	0.26	0.26

Adjusted Non-GAAP Income per Common Share from Continuing Operations, assuming dilution	$0.91	$0.80	$1.72	$1.45

Weighted-average common shares outstanding, assuming dilution	93.0	96.7	92.8	97.3

(1)                Includes loss on sale of product line and related exit costs, loss from curtailment of pension obligation, gain on sale of asset, and legal settlement.

(2)                Reflects restructuring costs and other items, tax-effected at the adjusted tax rate.

	(UNAUDITED)

	Three Months Ended		Six Months Ended
	Jul. 04, 2015	Jun. 28, 2014	Jul. 04, 2015	Jun. 28, 2014

Reconciliation of GAAP to Non-GAAP Free Cash Flow:

Net cash provided by operating activities	$162.6	$117.8	$170.9	$9.8

Purchases of property, plant and equipment	(31.1)	(28.8)	(56.4)	(67.5)

Purchases of software and other deferred charges	(2.6)	(5.5)	(4.0)	(14.4)

Proceeds from sales of property, plant and equipment	---	0.5	2.8	0.6

(Purchases) sales of investments, net	0.1	---	(0.3)	0.1

Plus: divestiture-related payments and free cash outflow from discontinued operations	1.0	0.6	1.0	0.6

Free Cash Flow - Continuing Operations	$130.0	$84.6	$114.0	$(70.8)

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AVERY DENNISON

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Second Quarter Ended

	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2015	2014	2015 (1)	2014 (2)	2015	2014

Pressure-sensitive Materials	$1,114.1	$1,180.9	$129.8	$86.5	11.7%	7.3%
Retail Branding and Information Solutions	383.8	414.4	10.0	28.3	2.6%	6.8%
Vancive Medical Technologies	18.1	20.5	(1.4)	(1.7)	(7.7%)	(8.3%)
Corporate Expense	N/A	N/A	(22.3)	(20.4)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$1,516.0	$1,615.8	$116.1	$92.7	7.7%	5.7%

(1) Operating income for the second quarter of 2015 includes severance and related costs of $16.8, asset impairment and lease cancellation charges of $3.2, and loss on sale of product line and related exit costs of $7.7. Of the total $27.7, the Pressure-sensitive Materials segment recorded $7.1, the Retail Branding and Information Solutions segment recorded $20, and the Vancive Medical Technologies segment recorded $.6.

(2) Operating income for the second quarter of 2014 includes severance and related costs of $35.9, asset impairment charges of $2.6, and loss from curtailment of pension obligation of $.6, partially offset by gain on sale of asset of $.6. Of the total $38.5, the Pressure-sensitive Materials segment recorded $32.9 and the Retail Branding and Information Solutions segment recorded $5.6.

RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Second Quarter Ended
	OPERATING INCOME		OPERATING MARGINS

	2015	2014	2015	2014
Pressure-sensitive Materials
Operating income and margins, as reported	$129.8	$86.5	11.7%	7.3%
Adjustments:
Restructuring costs:
Severance and related costs	4.4	31.5	0.4%	2.7%
Asset impairment charges	2.7	0.8	0.2%	0.1%
Loss from curtailment of pension obligation	---	0.6	---	---
Adjusted operating income and margins (non-GAAP)	$136.9	$119.4	12.3%	10.1%

Retail Branding and Information Solutions
Operating income and margins, as reported	$10.0	$28.3	2.6%	6.8%
Adjustments:
Restructuring costs:
Severance and related costs	11.8	4.4	3.1%	1.1%
Asset impairment and lease cancellation charges	0.5	1.8	0.1%	0.4%
Loss on sale of product line and related exit costs	7.7	---	2.0%	---
Gain on sale of asset	---	(0.6)	---	(0.1%)
Adjusted operating income and margins (non-GAAP)	$30.0	$33.9	7.8%	8.2%

Vancive Medical Technologies
Operating loss and margins, as reported	$(1.4)	$(1.7)	(7.7%)	(8.3%)
Adjustment:
Restructuring costs:
Severance and related costs	0.6	---	3.3%	---
Adjusted operating loss and margins (non-GAAP)	$(0.8)	$(1.7)	(4.4%)	(8.3%)

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AVERY DENNISON

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Six Months Year-to-Date

	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2015	2014	2015 (1)	2014 (2)	2015	2014

Pressure-sensitive Materials	$2,234.7	$2,324.4	$252.7	$198.5	11.3%	8.5%
Retail Branding and Information Solutions	771.9	802.1	29.2	44.9	3.8%	5.6%
Vancive Medical Technologies	37.4	39.4	(3.5)	(4.3)	(9.4%)	(10.9%)
Corporate Expense	N/A	N/A	(47.5)	(43.2)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$3,044.0	$3,165.9	$230.9	$195.9	7.6%	6.2%

(1) Operating income for 2015 includes severance and related costs of $30.3, asset impairment and lease cancellation charges of $3.6, and loss on sale of product line and related exit costs of $10.3, partially offset by gain on sale of asset of $1.7 and legal settlement of $.5. Of the total $42, the Pressure-sensitive Materials segment recorded $12.7, the Retail Branding and Information Solutions segment recorded $25.5, the Vancive Medical Technologies segment recorded $1.7, and Corporate recorded $2.1.

(2) Operating income for 2014 includes severance and related costs of $42.9, asset impairment charges of $2.9, and loss from curtailment of pension obligation of $.6, partially offset by gain on sale of asset of $.6. Of the total $45.8, the Pressure-sensitive Materials segment recorded $34.2 and the Retail Branding and Information Solutions segment recorded $11.6.

RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Six Months Year-to-Date
	OPERATING INCOME		OPERATING MARGINS

	2015	2014	2015	2014

Pressure-sensitive Materials
Operating income and margins, as reported	$252.7	$198.5	11.3%	8.5%
Adjustments:
Restructuring costs:
Severance and related costs	11.3	32.8	0.5%	1.4%
Asset impairment charges	3.1	0.8	0.2%	0.1%
Gain on sale of asset	(1.7)	---	(0.1%)	---
Loss from curtailment of pension obligation	---	0.6	---	---
Adjusted operating income and margins (non-GAAP)	$265.4	$232.7	11.9%	10.0%

Retail Branding and Information Solutions
Operating income and margins, as reported	$29.2	$44.9	3.8%	5.6%
Adjustments:
Restructuring costs:
Severance and related costs	15.2	10.1	2.0%	1.3%
Asset impairment and lease cancellation charges	0.5	2.1	0.1%	0.2%
Loss on sale of product line and related exit costs	10.3	---	1.3%	---
Legal settlement	(0.5)	---	(0.1%)	---
Gain on sale of asset	---	(0.6)	---	(0.1%)
Adjusted operating income and margins (non-GAAP)	$54.7	$56.5	7.1%	7.0%

Vancive Medical Technologies
Operating loss and margins, as reported	$(3.5)	$(4.3)	(9.4%)	(10.9%)
Adjustment:
Restructuring costs:
Severance and related costs	1.7	---	4.6%	---
Adjusted operating loss and margins (non-GAAP)	$(1.8)	$(4.3)	(4.8%)	(10.9%)

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AVERY DENNISON

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Jul. 04, 2015	Jun. 28, 2014

Current assets:
Cash and cash equivalents	$246.0	$221.9
Trade accounts receivable, net	1,011.4	1,114.6
Inventories, net	512.1	560.4
Assets held for sale	2.0	2.2
Other current assets	226.6	230.8

Total current assets	1,998.1	2,129.9

Property, plant and equipment, net	851.7	905.3
Goodwill	698.4	758.6
Other intangibles resulting from business acquisitions, net	55.7	83.4
Non-current deferred income taxes	300.3	250.7
Other assets	449.4	488.7

	$4,353.6	$4,616.6

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings and current portion of long-term debt and capital leases	$182.2	$227.5
Accounts payable	856.0	871.4
Other current liabilities	512.6	523.8

Total current liabilities	1,550.8	1,622.7

Long-term debt and capital leases	969.5	945.2
Other long-term liabilities	736.6	619.6
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	818.0	811.7
Retained earnings	2,213.2	2,063.4
Treasury stock at cost	(1,455.2)	(1,291.5)
Accumulated other comprehensive loss	(603.4)	(278.6)

Total shareholders’ equity	1,096.7	1,429.1

	$4,353.6	$4,616.6

-more-

AVERY DENNISON

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)

	Six Months Ended

	Jul. 04, 2015	Jun. 28, 2014
Operating Activities:
Net income	$134.9	$113.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	64.9	66.0
Amortization	31.8	33.4
Provision for doubtful accounts and sales returns	15.2	9.8
Net losses from asset impairments and sales/disposals of assets	11.1	3.8
Stock-based compensation	13.2	14.5
Other non-cash expense and loss	26.7	25.9
Changes in assets and liabilities and other adjustments	(126.9)	(257.3)
Net cash provided by operating activities	170.9	9.8
Investing Activities:
Purchases of property, plant and equipment	(56.4)	(67.5)
Purchases of software and other deferred charges	(4.0)	(14.4)
Proceeds from sales of property, plant and equipment	2.8	0.6
(Purchases) sales of investments, net	(0.3)	0.1
Other	1.5	---
Net cash used in investing activities	(56.4)	(81.2)
Financing Activities:
Net (decrease) increase in borrowings (maturities of 90 days or less)	(15.8)	145.0
Payments of debt (maturities longer than 90 days)	(5.5)	(0.8)
Dividends paid	(65.7)	(60.9)
Share repurchases	(61.5)	(153.4)
Proceeds from exercises of stock options, net	61.3	18.4
Other	(4.0)	(2.7)
Net cash used in financing activities	(91.2)	(54.4)
Effect of foreign currency translation on cash balances	(4.3)	(3.9)
Increase (decrease) in cash and cash equivalents	19.0	(129.7)
Cash and cash equivalents, beginning of year	227.0	351.6
Cash and cash equivalents, end of period	$246.0	$221.9

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